Exhibit 10.21

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE 1933 ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. HOLDER SHOULD BE AWARE THAT IT MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER ARE SUBJECT TO A 180 DAY MARKET STAND-OFF RESTRICTION AS SET FORTH HEREIN. AS A RESULT OF SUCH RESTRICTION, THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER MAY NOT BE TRADED PRIOR TO 180 DAYS AFTER THE EFFECTIVE DATE OF A REGISTERED PUBLIC OFFERING OF THE ISSUER. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER.

WARRANT TO PURCHASE COMMON STOCK

Company: SmartRent.com, Inc., a Delaware corporation

Number of Shares: Up to an aggregate of 383,744 shares, as determined in accordance with Exhibit A, attached hereto

Class of Stock: Common Stock

Exercise Price: $0.01 per Share

Issue Date: April 24, 2020

Expiration Date: April 23, 2030

This Warrant to Purchase Common Stock (this “Warrant”) certifies that, for good and valuable consideration, RET VENTURES SPV I, L.P. or its registered and permitted assigns (“Holder”) is entitled to purchase from the corporation named above (the “Company”) up to that number of shares of Common Stock of the Company (the “Shares”) set forth above (as adjusted for stock splits, dividends, recapitalizations, and the like) (the “Number of Warrant Shares”), at an exercise price per share equal to the exercise price set forth above (the “Exercise Price”), in each case, as adjusted pursuant to Section 2 of this Warrant and subject to the provisions and upon the terms and conditions set forth in this Warrant.

1.
EXERCISE.
1.1
Method of Exercise. Subject to the terms and conditions of this Warrant, the Holder may exercise this Warrant in whole or in part, at any time or from time to time on any

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Exhibit 10.21

business day following delivery to the Holder by the Company of a Company Notice (as defined below) and before the earlier of (a) the Expiration Date, (b) the effective date of a firm commitment underwritten public offering pursuant to an effective registration statement of the Company filed under the 1933 Act (the “IPO”), provided, that such IPO is at least three years following the Issue Date, or (c) 5:00 p.m. Mountain time on the day prior to a Liquidation Event, by delivering a duly executed Notice of Exercise in substantially the form attached as Exhibit B to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Exercise Price for the Shares being purchased.
1.2
Net Exercise Election. Subject to the terms and conditions of this Warrant, the Holder may elect to convert all or a portion of this Warrant, without the payment by the Holder of any additional consideration, by the surrender of this Warrant or such portion of this Warrant to the Company, with the net exercise election selected in the Notice of Exercise attached hereto as Exhibit B duly executed by the Holder, into up to the number of Shares that is obtained under the following formula:

X = Y (A-B)
A

Where: X = the number of Shares to be issued to the Holder pursuant to this Section 2.2.

Y = the number of Shares as to which this Warrant is then being net exercised.

A = the fair market value of one Share.

B = the Exercise Price.

For purposes of the above calculation, the fair market value of one Share shall be determined by the Company’s Board of Directors, in good faith. The Company will promptly respond in writing to an inquiry by the Holder as to the then current fair market value of one Share.

1.3
Delivery of Certificate and New Warrant. Promptly after Holder exercises this Warrant, if this Warrant has not been fully exercised or converted and has not expired, this Warrant shall automatically be reduced by the number of Shares issued and remain exercisable for such remaining Shares not so acquired, and all other terms of the Warrant shall otherwise remain in full force and effect as so adjusted. Upon final exercise of this Warrant for any such remaining number of Shares, this Warrant shall be surrendered by the Holder to the Company for cancellation.
1.4
Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.
1.5
Sale, Merger, Consolidation or Liquidation of the Company.

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Exhibit 10.21

(a)
“Liquidation Event”. For the purpose of this Warrant, “Liquidation Event” means (i) a Deemed Liquidation Event (as defined in the Company’s Amended and Restated Certificate of Incorporation in effect on the date hereof and as amended from time to time hereafter), or (ii) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of the Company’s securities), of the Company’s securities if, after such closing, such person or group of affiliated persons would hold 75% or more of the outstanding voting stock of the Company (or the surviving or acquiring entity), other than for the purpose of redomesticating the Company or effecting a similar transaction, and, for purposes of clarity, shall not include one or more financings for the principal purpose of raising capital.
(b)
Termination of Warrant. This warrant will, automatically and without further action by the Company or Holder, terminate on the earlier of (i) immediately prior to the closing of any Liquidation Event or (ii) upon the IPO, provided, that such IPO is at least three years following the Issue Date. The Company shall give Holder at least ten (10) days advance written notice of any Liquidation Event or IPO, or such shorter period of time as may be consented to in writing by Holder of the Warrant (the “Company Notice”). During such notice period, Holder may exercise or convert this Warrant in accordance with its terms, and may elect to make such exercise or conversion contingent upon the happening of such event. Subject to prior exercise or conversion as provided in the preceding sentences of this section, (i) in the case of a Liquidation Event, this Warrant will terminate immediately prior to the date such event is expected to occur as set forth in the Company Notice and (ii) in the case of the IPO, this Warrant will terminate upon the IPO.
2.
ADJUSTMENTS TO THE SHARES.
2.1
Share Splits, Etc. If the Company subdivides or combines the outstanding shares of the Company’s Common Stock subsequent to the Issue Date, then upon exercise or conversion of this Warrant, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the subdivision or combination occurred.
2.2
Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the shares issuable upon exercise of this Warrant (other than a Liquidation Event described in Section 1.5 above or a share split, etc. described in Section 2.1 above) that occurs subsequent to the Issue Date, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution or other event. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2 including, without limitation, appropriate adjustments to the Exercise Price and to the number of securities or property issuable upon exercise or conversion of the new Warrant.
2.3
Adjustments of Exercise Price. If, subsequent to the Issue Date, the outstanding shares of Common Stock of the Company are combined or consolidated, by

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Exhibit 10.21

reclassification or otherwise, into a lesser number of shares of Common Stock of the Company, the Exercise Price shall be proportionately increased. If the outstanding shares of Common Stock of the Company are divided, by reclassification or otherwise, into a greater number of shares of Common Stock of the Company, the Exercise Price shall be proportionately decreased.
2.4
Adjustment is Cumulative. The provisions of this Section 2 shall similarly apply to successive, stock splits or combinations, reclassifications, exchanges, substitutions, or other events.
2.5
No Impairment. The Company shall not through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, intentionally avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Section 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Section against such impairment.
2.6
Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional Share interest by paying Holder the amount computed by multiplying the fractional interest by the fair market value of a full Share, provided, that in the event that such amount is less than $100, the Company shall not be required to make any such payment.
2.7
Certificate as to Adjustments. Upon each adjustment of the Exercise Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Exercise Price in effect upon the date thereof, and the number of Shares and the amount, if any, of other securities, cash or property receivable upon exercise or conversion hereof, and the series of adjustments leading to such Exercise Price and the number of Shares and the amount, if any, of other securities, cash or property receivable upon exercise or conversion hereof.
3.
REPRESENTATIONS AND COVENANTS OF THE COMPANY.
3.1
Issuance of Shares. The Company hereby represents and warrants to the Holder that all Shares which may be issued upon the exercise of the purchase right represented by this Warrant shall, upon issuance, be free of any liens and encumbrances except for restrictions on transfer provided for herein and under applicable federal and state securities laws.
4.
REPRESENTATIONS OF HOLDER; TRANSFER.
4.1
Representations. Holder hereby represents and warrants to the Company as follows. Holder is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “1933 Act”). Holder is a sophisticated investor having such knowledge and experience in business and investment matters that Holder is capable of protecting Holder’s own interests in connection with the acquisition, exercise or disposition of this Warrant. Holder is fully aware of: (i) the highly speculative nature of an investment in the

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Exhibit 10.21

Warrant (and the Shares issuable hereunder); (ii) the potential financial hazards involved; and (iii) the lack of liquidity of the Warrant (and the Shares issuable hereunder) and the restrictions on transferability of the Warrant (and the Shares issuable hereunder). Holder is aware that this Warrant and the Shares are being, or will be, issued to Holder in reliance upon Holder’s representation in this Section 4 and that such securities are restricted securities that cannot be publicly sold except in certain prescribed situations. Holder is acquiring the Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the 1933 Act in violation of securities laws. Holder has no present intention of selling or otherwise disposing of all or any portion of the Warrant or the Shares issuable hereunder. Holder is aware of the provisions of Rule 144 promulgated under the 1933 Act and of the conditions under which sales may be made thereunder. Holder has received such information about the Company as Holder deems reasonable, has had the opportunity to ask questions and receive answers from the Company with respect to its business, assets, prospects and financial condition and has verified any answers Holder has received from the Company with independent third parties to the extent Holder deems necessary. The Holder of this Warrant, by acceptance hereof, acknowledges this Warrant and the Shares to be issued upon exercise hereof or conversion thereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Shares to be issued upon exercise hereof or conversion thereof except under circumstances that will not result in a violation of the 1933 Act or any state securities laws. Neither the Company nor any of its managers, members, or officers have made any representations to Holder regarding the advisability of the transaction described herein.
4.2
Legends. The Shares, if certificated, shall be imprinted with legends in substantially the following form, as well as any other legends required by applicable state securities laws or by any agreement under which the Company is obligated:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT AND QUALIFICATION UNDER SUCH LAWS, OR PURSUANT TO RULE 144 AND ANY STATE EXEMPTION FROM REGISTRATION AND QUALIFICATION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED.

4.3
Transfer Restrictions. This Warrant and the Shares issuable upon exercise of this Warrant may not be transferred or assigned in whole or in part without compliance with the restrictions contained herein and with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if (i) the transfer is to the stockholders, members or partners of Holder by way of distribution to all of the same or (ii) there is no material question as to the availability of current information as referenced

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Exhibit 10.21

in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder’s notice of proposed sale and/or transfer. Notwithstanding anything herein to the contrary, this Warrant is not transferable without the prior written consent of the Company, which shall not be unreasonably withheld; provided, that the Company’s election to withhold its consent to the transfer of this Warrant to any direct or indirect competitor of the Company shall not be deemed unreasonable, and provided, further, that the Holder shall be permitted to transfer this Warrant to any of its affiliates without the Company’s prior written consent by complying with the transfer procedures set forth in Section 4.4.
4.4
Transfer Procedure. Holder may not transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant without the prior written consent of the Company, which shall not be unreasonably withheld, conditioned or delayed; and provided, further, that Holder shall be permitted to transfer this Warrant to any of its affiliates without the Company’s prior written consent by giving the Company a written notice of the portion of the Warrant being transferred, such notice setting forth the name, address and taxpayer identification number of the transferee, and surrendering this Warrant to the Company for reissuance to the transferee(s).
4.5
Stockholder Agreements. Holder hereby acknowledges and agrees that any Shares issued hereunder will be subject to the terms and conditions set forth in the Company’s Amended and Restated Investors’ Rights Agreement, Amended and Restated Voting Agreement and Amended and Restated Right of First Refusal and Co-Sale Agreement that are applicable to “Investors” thereunder. By executing this Warrant, Holder hereby agrees to be bound by the terms of such agreements as contemplated in this Section 4.5.
5.
Market Standoff. Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) days), or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports; and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any securities of the Company held immediately prior to the effectiveness of the registration statement for the IPO; or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Company’s securities. The foregoing provisions of this Section 5 shall not apply to the sale of any securities to an underwriter pursuant to an underwriting agreement. The underwriters in connection with the IPO are intended third‑party beneficiaries of this Section 5 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the IPO that are consistent with this Section 5 or that are necessary to give further effect thereto.

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Exhibit 10.21

6.
RESERVED.
7.
GENERAL PROVISIONS.
7.1
Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Warrant will be in writing and will be effective and deemed to provide such party sufficient notice under this Warrant on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (iii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iv) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries.

All notices for delivery outside the United States will be sent by facsimile or by express courier. All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or facsimile number set forth below the signature lines to this Warrant, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto. Notices to the Company will be marked “Attention: Chief Executive Officer”.

7.2
Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.
7.3
Governing Law. This Warrant will be governed by and construed under the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, without reference to principles of conflict of laws or choice of laws.
7.4
Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Warrant.
7.5
Counterparts. This Warrant may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.
7.6
Amendment and Waivers. This Warrant may be amended and provisions may be waived upon the written consent of the Holder and the Company.

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